UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 24, 2012

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) As previously disclosed in the Current Report on Form 8-K filed by WebMD Health Corp. on June 11, 2012 and in the Proxy Statement for WebMD’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) filed on June 18, 2012 (the “Proxy Statement”), WebMD entered into a Director Appointment Agreement (the “Appointment Agreement”) on June 8, 2012 with Barberry Corp., Beckton Corp., Icahn Capital LP, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Icahn Offshore LP, Icahn Onshore LP, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, IPH GP LLC, High River Limited Partnership, Hopper Investments LLC, Carl C. Icahn, Brett Icahn and David Schechter (the “Icahn Group”). Under the Appointment Agreement, WebMD agreed to:

•	increase the size of its Board of Directors (the “Board”) from 11 to 12 directors; and

•	appoint David Schechter to the Board as a Class II director, effective immediately following the completion of the 2012 Annual Meeting.

The 2012 Annual Meeting was held on July 24, 2012 and, accordingly, the increase in the size of the Board from 11 to 12 directors and the appointment of Mr. Schechter to the Board as a Class II director became effective on that date. To the extent required by Item 5.02 of Form 8-K, the following are incorporated by reference from the Proxy Statement into this Current Report pursuant to General Instruction B.3 of Form 8-K:

•

the information regarding Mr. Schechter and the Appointment Agreement included under the heading “Certain Relationships and Related Transactions — Director Appointment Agreement with the Icahn Group” beginning on page 54; and

•	the information regarding the Icahn Group’s holdings of WebMD Common Stock included under the heading “Security Ownership by Principal Stockholders and Management” beginning on page 9.

Mr. Schechter will receive compensation as a non-employee director in accordance with WebMD’s non-employee director compensation practices described under the caption “Non-Employee Director Compensation” beginning on page 16 of the Proxy Statement (which description, to the extent required by Item 5.02 of Form 8-K, is incorporated by reference into this Current Report pursuant to General Instruction B.3 of Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: July 25, 2012	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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